Exhibit 99.1

Clarification of Status Regarding the Relationship of xG,
Larry Townes and Townes Telecommunications

Sarasota, Florida—December 30, 2014—George Schmitt, Executive Chairman of xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW) wishes investors and the general public to know the following: "Mr. Townes resigned from our Board because of other pressing and time-consuming issues that made it difficult to attend meetings. These issues, both personal and professional, are requiring inordinate amounts of his time. Mr. Townes is a friend I have known for years and we have worked together on many projects over the years. I respect his decision to leave our Board and will continue to work with him on other projects where we can.”

Mr. Schmitt continued, "It is important for investors and the general public to know that there has been no cancellation of any pending orders with Townes Tele-Communications, Inc., (“Townes”). Mr. Townes and I will meet in early January to discuss use cases his technical team has developed for deploying our technology to support their businesses, and to show how our new integrated system works for them and their end-user customers.”

"It is because of our relationship with Townes that we developed the xRM dual-band routing modem product, which meets every proposed and ordered speed for rural broadband envisioned by federal regulators, while also providing multiple features that are not contemplated by regulators," he said.

Mr. Schmitt concluded by saying , "I would encourage investors and third parties to contact the Company, or our President and head of Investor Relations, James Woodyatt, for further clarification as needed."

About xG Technology

xG Technology has created a broad portfolio of intellectual property that makes wireless networks more intelligent, accessible, affordable and reliable. The company has created xMax, a patented all-IP cognitive radio technology that enables robust mobile broadband communications for private, consumer and government networks. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xG’s goal is to help wireless broadband networks deliver voice, video and data services to fixed and mobile users. The xMax cognitive radio system incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment. xG offers solutions for numerous industries worldwide, including urban and rural wireless broadband, utilities, defense, emergency response and public safety.

Based in Sarasota, Florida, xG has over 60 U.S. and over 130 international patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market where xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol XGTIW. For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777